                                                                    EXHIBIT 11.2

                       LOUGHBOROUGH SOUND IMAGES LIMITED

                      STATEMENT REGARDING COMPUTATION OF
                          NET INCOME (LOSS) PER SHARE
                (in thousands, except share and per share data)


                                                                     Year Ended September 30,
                                                               1995           1996           1997
                                                             --------       --------       --------
Net income from continuing operations                        $  1,013       $  1,690       $    113
Loss from discontinued operations                              (1,179)        (1,341)        (1,248)
                                                             --------       --------       --------
Net income (loss)                                            $   (166)      $    349       $ (1,135)
                                                             ========       ========       ========

Net income (loss)                                            $   (166)      $    349       $ (1,135)
Preference share dividends, accretion and amortization
  of issuance costs of preference shares                           -              -            (874)
                                                             --------       --------       --------
Net income (loss) available to ordinary shareholders         $   (166)      $    349       $ (2,009)
                                                             ========       ========       ========

Net income (loss) per share:
    Continuing operations                                    $  16.21       $  27.04       $ (12.79)
    Discontinued operations                                    (18.86)        (21.46)        (20.98)
                                                             --------       --------       --------
                                                             $  (2.65)      $   5.58       $ (33.77)
                                                             ========       ========       ========

Weighted average ordinary shares outstanding                   62,500         62,500         59,499
                                                             ========       ========       ========

______________________

(1) Primary and fully diluted net income (loss) per share are the same for all periods presented.